Exhibit 99.1

Neonode to Raise
$9.75 Million in Private Placement

STOCKHOLM, SWEDEN, August 2, 2017 — Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today announced it has entered into definitive agreements with accredited investors for the private placement of $9.75 million of Neonode’s common stock and warrants.

Pursuant to the terms of the non-brokered private placement, Neonode has agreed to sell an aggregate of 9,750,000 shares of common stock at a price of $1.00 per share. A majority of the purchasers will be new investors in Neonode. The proceeds from the private placement are anticipated to be used to repay $1.8 million in short-term debt and for general corporate purposes including business development.

In connection with the private placement, a majority of the purchasers will be entitled to designate two independent directors to join Neonode’s Board of Directors.

Additionally, Neonode will issue warrants to purchase an aggregate of 3,250,000 shares of common stock at an exercise price of $2.00 per share that will expire three years from the date of issuance and are non-exercisable during the initial year. The warrants also may not be exercised unless Neonode has sufficient authorized shares of common stock. If the warrants are fully exercised, Neonode will receive an additional $6.5 million.

There are no registration rights associated with the securities to be issued and sold in the private placement.

The closing of the private placement offering is subject to the satisfaction of customary closing conditions.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Further information regarding the private placement will be available in the Current Report on Form 8-K that Neonode will file with the SEC.

About Neonode

Neonode Inc. (NASDAQ: NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers, PC devices, monitors, mobile phones, tablets and e-readers. Neonode and the Neonode Logo are trademarks of Neonode Inc. registered in the United States and other countries. AirBar is a trademark of Neonode Inc. All other trademarks are the property of their respective owners.

For more information, please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and the expected proceeds and closing of the private placement. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

For more information, please contact:

Investor Relations

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

Email: lars.lindqvist@neonode.com